Heartsoft, Inc.
Special Report on Form 8K
for the year ending March 31, 1997
-----------------------------------------------------







===============================================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549


FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 31, 1997


HEARTSOFT, INC.
(Exact name of Registrant as specified in its charter)


        Delaware                  33-23138-D                  87-045676 6
(State of Incorporation)     (Commission file number)     (IRS Employer Number)

3101 Hemlock Circle, Broken Arrow, Oklahoma     74012
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:    918/251-1066

===============================================================================

Item 1:  Changes in Control of Registrant.

         Not Applicable.

Item 2:  Acquisition or Disposition of Assets.

         Not Applicable.

Item 3:  Bankruptcy or Receivership.

         Not Applicable.

Item 4:  Changes in Registrant's Certifying Accountant

         Due to changes in personnel employed by the Company's Certifying Accountants, Cross & Robinson, Tulsa, Oklahoma, the Company's Board of Directors is currently considering a change in the Company's certifying accountants. The Board's consideration of this decision has delayed release of fiscal 1996's audited financial statement and related 10-K filing.

         The Company hopes to remedy this situation and to file its fiscal 1996 10-K within 90 days.

Item 5:  Other Events.

         During the fourth quarter of fiscal 1996, the company's board of directors, by unanimous consent, agreed to discontinue the company's Advanced Technologies Division in Dallas, Texas. Although the division had been in existence for only 18 months, it was unable to reach profitability, and the company's board or directors unanimously agree that continued investment in the division would not cause a turn around in the immediate future.

         The closing of the Advanced Technologies division will have a material affect on the company's ongoing operations by reducing related expenses and reducing gross revenues.

   Subsequently, the Board also decided to re-focus all of the company's resources into the promulgation of its core products division related to the development and sales of its proprietary educational software products for schools.

Item 6:  Resignation of Registrant's Directors.

         During the fourth quarter of fiscal 1996, Charles R. Carlson agreed to and did resign from the Company's Board of Directors. Mr. Carlson's decision was related to the Board's unanimous consent to discontinue the operations of the Company's Advanced Technologies Division in Dallas, Texas. See Item 5 above.

Item 7:  Financial Statements and Exhibits.

         Financial Statements

         Unaudited Financial Statements for the Period ending March 31, 1997

         Exhibit A -- Discussion of Financial Results


Item 8:  Changes in Fiscal Year.

         Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSOFT, INC.

Dated:   June 20, 1997

By:    /s/ Benjamin P. Shell, Jr.
                  Benjamin P. Shell, Jr.
                  Chief Executive Officer





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HEARTSOFT, INC.
Balance Sheet
As of March 31, 1997 (Unaudited)
-----------------------------------------------------




ASSETS

CURRENT ASSETS
         Cash &  Accounts Receivable                                $   949,141
         Inventory                                                        7,860
         Other                                                          114,178

Total Current Assets                                                $ 1,071,179

FIXED ASSETS
         Furniture, Fixtures,  and Computer Equipment
         (less Accumulated Depreciation)                            $   152,187

INTANGIBLE ASSETS

         Developed Computer Software and
         Organization Cost                                          $   689,330
         Deferred Income Tax                                            193,448
                                                                    -----------
TOTAL ASSETS                                                        $ 2,106,144
                                                                    ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES

         Accounts Payable and Professional Fees                     $   500,827

LONG TERM LIABILITIES

         Notes Payable, Shareholder Loans                           $   305,142
                                                                    -----------
TOTAL LIABILITIES                                                   $   805,969

SHAREHOLDERS EQUITY

RETAINED EARNINGS                                                     ($987,613)

COMMON STOCK                                                        $    13,893

PAID-IN CAPITAL                                                     $ 2,543,331

NET INCOME                                                            ($269,436)
                                                                    -----------
TOTAL STOCKHOLDERS EQUITY                                           $ 1,300,175


TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                           $ 2,106,144
                                                                    ===========

HEARTSOFT, INC.
Profit and Loss Statement
As of March 31, 1997 (Unaudited)
-----------------------------------------------------






                                                Quarter Ending    Year to Date
                                                    Amount           Amount
                                                ==============   =============
REVENUE

    Sales - Core Products                     $   203,705           $   729,239
    Sales - Adv. Tech. Group                       40,285               689,198
                                              -----------           -----------
    Gross Sales                               $   243,990           $ 1,418,428

    Returns & Discounts                       $       313           $   (21,380)
                                              -----------           -----------
    Net Sales                                 $   244,293           $ 1,397,038

    Cost of Goods Sold                        $    28,094           $   697,875
                                              -----------           -----------
    Gross Margin                              $   216,199           $   699,163

EXPENSES

    Payroll Expense                           $   111,749           $   347,225
    General & Administrative                      301,404               668,921
                                              -----------           -----------

    Total Operating Expenses                  $   413,153           $ 1,016,146
                                              -----------           -----------

    Net Operating Income (Loss)                 ($196,954)            ($316,983)

    Income Tax Benefit                        $    29,543           $    47,547
                                              -----------           -----------

NET INCOME (LOSS) AFTER TAXES                 $  (167,411)          $  (269,436)
                                              ===========           ===========

HEARTSOFT, INC.
Statement of Cash Flows
For the Year Ending March 31, 1997 (Unaudited)
-----------------------------------------------------






CASH FLOW FROM OPERATING ACTIVITIES

    Net Income (Loss)                                               $  (269,436)

    Change in Current Assets
    Net Receivables                                                    (778,972)
      Inventory                                                           3,356
      Other Current Assets                                               12,670)
    Change in Current Liabilities
      Accounts Payable                                                   39,612
                                                                    -----------
    Total Cash Flow for Operating Activities                        ($1,018,110)


CASH FLOW FROM INVESTING ACTIVITIES

    Property, Plant & Equipment                                         (63,709)
    Depreciation and Amortization                                        90,000
    Developed Software                                                 (231,190)
    Other Intangibles                                                   (47,547)
                                                                    -----------
    Total Cash flow for Investing Activities                        ($  252,446)


CASH FLOW FROM FINANCING ACTIVITIES

    Long Term Debt                                                  $   266,738
    Additional Paid-In Capital                                          989,052
                                                                    -----------

    Total Cash Flow from Financing Activities                       $ 1,255,790
                                                                    -----------

    Net Increase (Decrease) In Current Assets                           (14,766)
                                                                    ===========

    Beginning Cash                                                  $    19,922
    Net Increase (Decrease) in Cash                                     (14,766)
                                                                    -----------
    Ending Cash                                                     $     5,156
                                                                    ===========

HEARTSOFT, INC.
Management Discussion of
Financial Results
For the Year Ending March 31, 1997 (Unaudited)
-----------------------------------------------------





NET REVENUES

For the Fiscal Year ended March 31, 1997, Heartsoft, Inc. recorded total revenues of $1,397,038 versus year earlier levels of $802,124 a 74% increase. The Company recorded a net loss of $(269,436) for the year ending compared to a net loss of ($97,007) for the year ending March 31, 1996.

Although net revenues increased 74%, the net loss widened due to increased R&D expenses related to the development of the company's new software products to be released during the Fall of 1997 and expenses related to the closing of the Company's Advanced Technology Division in Dallas, Texas.

During the last quarter of fiscal 1996, the Company instituted cost savings measures which reduced fixed overhead by approximately 40%. These savings were the results of the discontinuation of the company's Dallas operation which had never generated a profit as well as job consolidation and other cost savings measures.

The changes have been made as the company re-focused its business strategy on its core product division and the development and sales of curriculum based educational software products.


COST OF GOODS SOLD

The Company includes in cost of goods sold, all costs associated with the acquisition of components, assembly of finished products, shipping and amortization. During 1996, this figure also included the cost of licensed products for the company's discontinued Advanced Technologies Division.

For the 12 months ending March 31, 1997, cost of goods sold was $697,875 compared to $157,471. Again, the significant increase was related to inclusion of the costs of products resold through the Advanced Technologies Division during 1996.

Management anticipates that Costs of Goods sold should return to a traditional percentage of gross sales of approximately 20% or less in the future as the company concentrates on its core products division.


OPERATING EXPENSES

General operating expenses increased across the board from $769,055 during the 12 months ending March 31, 1997 to $1,016,146 for the same period ending one year ago. The increase of 32% was related to the increase in R&D expenses as well as the cost of the company's discontinued Advanced Technology Division.

Again, as the company's re-focuses on its core products division and the impact of cost savings measure affected during the fourth quarter of fiscal 1996, management anticipates that operating expenses shall decrease as a percentage of net revenues during fiscal 1997.


LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 1997, the Company's principle sources of liquidity included cash and accounts receivables of $949,141 as well as a revolving line of credit of $250,000. This figure represented an increase of 267% compared to the figure of $258,380 for the year ending March 31, 1996. The significant increase is related to the sales of third party licensed product by the Company's discontinued Advanced Technology Products. Management believes that this figure will be significantly adjusted downward during the anticipated audit by the Company's auditing accountants.